Exhibit 3.02

ROSS MILLER
Secretary of State                                               Document Number
254 Norht Carson Street, Ste 1                                    20090879507-37
Carson City, Nevada 89701-4299                              Filing Date and Time
(776) 684 5708                                                12/22/2009 3:30 PM
Website: www.nvsos.gov                                             Entity Number
                                                                   E0238282007-9

                                                          Filed in the office of
CERTIFICATE OF CHANGE PURSUANT
      TO NRS 78.209                                       /s/ Ross Miller
                                                          ROSS MILLER
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     First Liberty Power Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     20,000,000 shares of common stock, with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     540,000,000 shares of common stock, with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     The Corporation shall issue 27 shares of common stock for every one (1) share of common stock issued and outstanding, immediately prior to the effective date of the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     No fractional shares shall be issued, all fractional shares shall be rounded up.

7.   Effective date of filing (optional): 1/20/10

                 (must not be later than 90 days after the certificate is filed)

8.   Officer Signature X /s/ G. Garner                            President
                                Signature                           Title


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.